Exhibit 99.1

Horsehead to Temporarily Idle Mooresboro Facility

PITTSBURGH--(BUSINESS WIRE)--January 22, 2016--Horsehead Holding Corp. (NASDAQ: ZINC) today announced that it is temporarily idling its Mooresboro, North Carolina zinc production facility. The Company stated that the decision to temporarily idle the facility is the result of many factors, including a depressed zinc price which recently has languished near its seven year low and the Company’s current liquidity situation. A small workforce will be retained to manage the facility during this period.

About Horsehead

Horsehead Holding Corp. (“Horsehead”) (Nasdaq: ZINC) is the parent company of Horsehead Corporation, a leading U.S. producer of specialty zinc and zinc-based products and a leading recycler of electric arc furnace dust; The International Metals Reclamation Company LLC (“INMETCO”), a leading recycler of metals-bearing wastes and a leading processor of nickel-cadmium (NiCd) batteries in North America; and Zochem Inc., a zinc oxide producer located in Brampton, Ontario. Horsehead, headquartered in Pittsburgh, Pa., has seven facilities throughout the U.S. and Canada. Visit http://www.horsehead.net for more information.

Cautionary Statement about Forward-Looking Statements

This press release contains forward-looking statements, including statements about operational developments. These statements are based on assumptions, estimates and information available to us at the time of this press release and are not guarantees of future performance. Our actual results, performance or achievement could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of our filings with the Securities and Exchange Commission for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

CONTACT:
Horsehead Holding Corp.
Ali Alavi, 724-773-2212
Sr. Vice President